UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 21, 2014

 ScanSource, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-26926

SC	00-26926	57-0965380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6 Logue Court, Greenville, SC 29615
(Address of principal executive offices, including zip code)
864-288-2432
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On August 21, 2014, ScanSource, Inc. issued a press release announcing its financial results for its fourth quarter and year ended June 30, 2014. A copy of the press release and accompanying presentation slides are attached as Exhibit 99.1 and 99.2 hereto and incorporated herein by reference and also made available through the Company’s website at www.scansource.com.

The information in this Item 2.02 Current Report on Form 8-K, including the exhibits, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 8.01    Other Events

On August 14, 2014, the Board of Directors (the “Board”) of the Company authorized the repurchase of outstanding shares of the Company’s common stock, no par value per share, at any time and from time to time for a total aggregate cost to the Company not to exceed $120 million over three years. The Board authorized purchases through a trading plan adopted under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), open market purchases or private transactions, in accordance with the applicable federal securities laws, including Rule 10b-18 of the Exchange Act.

The share repurchase authorization does not obligate the Company to purchase any particular amount of common stock, and it may be suspended at any time at the Company's discretion. The Company intends to use cash on hand and cash generated from its operations to fund share repurchases.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1 – Press release issued by ScanSource, Inc. on August 21, 2014. The information contained in the attached exhibit is unaudited and should be read in conjunction with the Registrant’s annual and quarterly reports filed with the Securities and Exchange Commission.

99.2 – Presentation slides for the financial results conference call issued on August 21, 2014.  The information contained in the attached exhibit is unaudited and should be read in conjunction with the Registrant’s annual and quarterly reports filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ScanSource, Inc.

Date: August 21, 2014	By:	/s/ Charles A. Mathis
	Name:	Charles A. Mathis
	Its:	Executive Vice President and Chief Financial Officer